As filed with the Securities and Exchange Commission on September 5, 2024 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rocky Mountain Chocolate Factory, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	2060	47-1535633
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

265 Turner Drive Durango, CO 81303 Telephone: (970) 259-0554 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey R. Geygan
Interim Chief Executive Officer
Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303
Telephone: (970) 259-0554

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amanda N. Urquiza Douglas K. Schnell Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2024

PRELIMINARY PROSPECTUS

1,250,000 Shares of Common Stock

This prospectus relates to the resale from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of an aggregate of up to 1,250,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Rocky Mountain Chocolate Factory, Inc. (the “Company”). We issued the shares of Common Stock to the selling stockholders in a private placement, which was completed on August 6, 2024.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in their shares of Common Stock on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the sale or other disposition of the shares of Common Stock by the selling stockholders. See “Use of Proceeds” beginning on page 5 and “Plan of Distribution” beginning on page 10 of this prospectus for more information.

The Common Stock is currently quoted on the Nasdaq Global Market under the symbol “RMCF.” On September 4, 2024, the last reported sale price of the Common Stock on the Nasdaq Global Market was $1.78 per share.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” beginning on page 4 of this prospectus, in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2024, and in our subsequent Quarterly Reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024

TABLE OF CONTENTS

Page

Summary	2
Risk Factors	4
Cautionary Note Regarding Forward-Looking Statements	5
Use of Proceeds	6
Selling Stockholders	7
Description of Securities	8
Plan of Distribution	9
Legal Matters	12
Experts	12
Information Incorporated by Reference	13
Where You Can Find More Information	14

i

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference. See “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 4 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus, before making an investment decision.

All references to the terms “Rocky Mountain Chocolate Factory,” the “Company,” “we,” “us” or “our” in this prospectus refer to Rocky Mountain Chocolate Factory, Inc., a Delaware corporation, and its subsidiaries, unless the context requires otherwise.

Overview

We are an international franchisor, confectionery producer and retail operator. Founded in 1981, we are headquartered in Durango, Colorado and produce an extensive line of premium chocolate candies and other confectionery products. Our revenues and profitability are derived principally from our franchised/licensed system of retail stores that feature chocolate and other confectionary products including gourmet caramel apples. We also sell our candy in select locations outside of our system of retail stores and license the use of our brand with certain consumer products. As of May 31, 2024, there was two Company-owned, 115 licensee-owned and 147 franchised Rocky Mountain Chocolate Factory stores operating in 36 states and the Philippines.

Corporate Information

We incorporated under the laws of the state of Delaware in 2014, and our principal executive offices are located at 265 Turner Drive, Durango, CO 81303. Our telephone number is (970) 259-0554. Our website is located at www.rmcf.com. Information contained on, or that can be accessed through, our website is not incorporated by reference or deemed to be part of this prospectus.

Recent Developments

On August 5, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholders (as defined below) pursuant to which the Company issued and sold an aggregate of 1,250,000 shares of Common Stock at a purchase price equal to $1.75 per share (the “Private Placement”).

The Private Placement closed on August 6, 2024. We intend to use the net proceeds raised in the Private Placement for working capital and general corporate purposes.

The Offering

This prospectus relates to the sale or other disposition from time to time by the selling stockholders identified in this prospectus of up to 1,250,000 shares of Common Stock. None of the shares registered hereby are being offered for sale by us.

Securities offered by the selling stockholder	Up to 1,250,000 shares of Common Stock.

Common Stock outstanding after this offering	7,591,595 shares of Common Stock.

Use of proceeds	We will not receive any proceeds from the shares of Common Stock offered by the selling stockholders under this prospectus.

Nasdaq Global Market Symbol	“RMCF.”

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” beginning on page 4 of this prospectus, in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, as filed with the SEC on June 13, 2024, and in our subsequent Quarterly Reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference.

The number of shares of Common Stock that will be outstanding immediately after this offering as shown above is based on 7,591,595 shares of Common Stock issued and outstanding as of August 21, 2024, and, unless otherwise indicated, excludes:

●	900,000 shares of Common Stock reserved for issuance under our equity incentive plan; and

●	136,148 shares of Common Stock issuable upon vesting of outstanding restricted stock units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below, in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, as filed with the SEC on June 13, 2024, and in our subsequent Quarterly Reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of the Common Stock could decline, and you might lose all or part of your investment.

Risks Related to this Offering

The sale of shares of Common Stock acquired by the Selling Stockholders could cause the price of the Common Stock to decline.

We are registering for sale by the Selling Stockholders up to 1,250,000 shares of Common Stock. Depending on a variety of factors, including market liquidity of the Common Stock, the sale of shares by the Selling Stockholders may cause the trading price of the Common Stock to decline.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned, depending upon numerous factors. Accordingly, we may need to obtain additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue securities from time to time to procure qualified personnel or for other business reasons. The issuance of any such securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of the Common Stock.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 46,000,000 shares of Common Stock and 250,000 shares of Preferred Stock. In certain circumstances, the Common Stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of Preferred Stock and Common Stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Future sales of shares of Common Stock could cause the market price for the Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of shares of Common Stock in the public market, or the perception that those sales will occur, could cause the market price of the Common Stock to decline or be depressed.

Once registered, the shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended February 29, 2024, as filed with the SEC on June 13, 2024, and in our subsequent Quarterly reports on Form 10-Q and other filings that we make with the SEC from time to time, which are incorporated by reference in their entirety, together with other information in this prospectus and the information incorporated by reference. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock offered by the selling stockholders under this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the sale or other disposition by the selling stockholders identified in the table below of up to an aggregate of 1,250,000 shares of Common Stock.

The selling stockholders acquired their securities in the transaction described above under the heading “Prospectus Summary―Recent Developments.”

The table below sets forth, as of August 21, 2024, the following information regarding the selling stockholders:

●	the names of the selling stockholders;

●	the number of shares of Common Stock owned by each selling stockholder prior to this offering;

●	the number of shares of Common Stock to be offered by each selling stockholder in this offering;

●	the number of shares of Common Stock to be owned by each selling stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●

the percentage of our issued and outstanding shares of Common Stock to be owned by each selling stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of August 21, 2024.

Except as described above, the number of shares of Common Stock beneficially owned by the selling stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the selling stockholders have the right to acquire within 60 days of August 21, 2024.

All information with respect to Common Stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table that the selling stockholders will sell all of the shares of Common Stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Other than as described in this prospectus, the selling stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholders	Shares Owned Prior To This Offering		Shares Offered by This Prospectus	Shares Owned After This Offering	Percentage of Shares Beneficially Owned After Offering (1)
American Heritage Railways, Inc.	1,001,911	(2)	1,000,000	1,911	0.02%
Steven L. Craig(3)	251,600		250,000	1,600	0.02%

(1)	Percentage is based on 7,591,595 shares of Common Stock outstanding as of August 21, 2024, assuming the resale of all of the shares of Common Stock covered by this prospectus.
(2)

Consists of 1,000,000 shares of Common Stock purchased in the Private Placement and 1,911 shares of Common Stock held by Allen C. Harper. Allen C. Harper is the Chief Executive Officer of American Heritage Railways, Inc. and is the individual responsible for directing the voting and disposition of Common Stock held by American Heritage Railways, Inc.

(3)	Steven L. Craig currently serves a member of our board of directors.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following summary of the terms of our capital stock is based upon our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Third Amended and Restated Bylaws (our “Bylaws”). The summary is not complete, and is qualified by reference to our Certificate of Incorporation and our Bylaws, which are filed as exhibits to the Annual Report on Form 10-K for the fiscal year ended February 29, 2024 and are incorporated by reference. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.

Our authorized capital stock consists of 46,000,000 shares of Common Stock, and 250,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of August 21, 2024, 2024, there were 7,591,595 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. No other capital stock was outstanding as of August 21, 2024.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the common stockholders, including the election of directors. Except as provided by the terms of any outstanding Preferred Stock, our common stockholders will possess exclusive voting power. The holders of Common Stock are not entitled to cumulative voting in the election of directors. Directors will be elected by a plurality of the votes cast in the election of directors at a duly called meeting at which a quorum is present. The affirmative vote of a majority of the votes cast at a duly called meeting at which a quorum is present shall be sufficient to approve all other matters which may properly come before the meeting, unless more than a majority of the votes cast is required by law or the Certificate of Incorporation.

Subject to preferences of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably any dividends our Board of Directors may declare out of funds legally available for the payment of dividends. If the Company is liquidated, dissolved or wound up, the holders of Common Stock are entitled to share pro rata in all assets remaining after payment of, or provision for, the Company’s liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of the Common Stock have no preemptive, subscription, redemption, sinking fund or conversion rights. The rights, preferences and privileges of holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which we may designate and issue in the future.

Preferred Stock

Our Board of Directors has the authority, subject to limitations prescribed by law, without further action by the stockholders, to issue up to 250,000 shares of Preferred Stock from time to time in one or more series and to establish the number of shares to be included in each such series. Our Board of Directors also has the authority to fix the designations, voting powers, preferences, privileges, rights and limitations of any series of Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Our Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. The issuance of Preferred Stock may decrease the market price of the Company’s Common Stock.

Listing

The Common Stock is listed on Nasdaq Global Market under the trading symbol “RMCF.”

Transfer Agent

Our transfer agent is Computershare Trust Company, N.A. Its address is c/o Computershare Investor Services, 150 Royall St., Suite 101, Canton, MA 02021 or P.O. Box 43078, Providence, RI 02940-3078 and its telephone number is (800) 962-4284.

Certain Anti-Takeover Effects

Certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws summarized above may have an anti-takeover effect and could make the following transactions more difficult: acquisition of the Company by means of a tender offer; acquisition of the Company by means of a proxy contest or otherwise; or removal of the Company’s incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of the Company, including transactions that might result in a premium over the market price for the Common Stock.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issued to American Heritage Railways, Inc. and Steven L. Craig (together, the “Selling Stockholders”) to permit the sale, transfer or other disposition of these shares by the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will, or will procure to, bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares of Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and if such short sale takes place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares of Common Stock in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares of Common Stock the resale of which has been registered on this registration statement to cover short sales of the Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock. Upon us being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares of Common Stock involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock set forth in the registration rights agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities set forth in the registration rights agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Rocky Mountain Chocolate Factory, Inc. for the year ended February 29, 2024, incorporated in this prospectus by reference from the Rocky Mountain Chocolate Factory, Inc. Annual Report on Form 10-K for the year ended February 29, 2024, have been audited by CohnReznick LLP, our independent registered public accounting firm for such period, as set forth in their report thereon, which contains an explanatory paragraph about the ability of Rocky Mountain Chocolate Factory, Inc. to continue as a going concern, and have been incorporated in this prospectus and registration statement in reliance upon such report, and given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Rocky Mountain Chocolate Factory, Inc. for the year ended February 28, 2023, incorporated in this prospectus by reference from the Rocky Mountain Chocolate Factory, Inc. Annual Report on Form 10-K for the year ended February 29, 2024, have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference, and has been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

●	Our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, as filed with the SEC on June 13, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2024, as filed with the SEC on July 15, 2024;

●

The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, from our definitive proxy statement relating to our 2024 annual meeting of stockholders, as filed with the SEC on July 3, 2024;

●

Our Current Reports on Form 8-K filed with the SEC on March 28, 2024, May 10, 2024, May 15, 2024, May 20, 2024, June 5, 2024, June 6, 2024, June 12, 2024, June 28, 2024, July 15, 2024, July 24, 2024, July 25, 2024, July 31, 2024, August 7, 2024, and August 27, 2024; and

●

The description of the Common Stock set forth in our registration statement on Form 8-A12B, filed with the SEC on March 2, 2015, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than Current Reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (970) 259-0554 or by writing to us at the following address:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303
Attn: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the Common Stock, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.rmcf.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

1,250,000 shares of Common Stock

PRELIMINARY PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than placement agent fees, paid or payable by the Company in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$332.10
Legal fees and expenses	$42,779.00
Accounting fees and expenses	$17,500
Miscellaneous fees and expenses	$1000
Total	$61,611.10

Item 14. Indemnification of Directors and Officers.

The DGCL, our Certificate of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest. This means that if indemnity is determined by the Board of Directors to be appropriate in any case we and not the individual might bear the cost of any suit that is filed by a shareholder against the individual officer, director or employee unless the court determines that the individual acted in bad faith. These provisions are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company made sales of the following unregistered securities:

Private Placement

On August 5, 2024, we entered into the Purchase Agreement with the Selling Stockholders pursuant to which the Company sold and issued 1,250,000 shares of Common Stock at a purchase price equal to $1.75 per share.

The issuance of the shares of Common Stock in the Private Placement was not registered under the Securities Act, and instead were issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. We intend to use the net proceeds raised in the Private Placement for working capital and general corporate purposes.

Senior Vice President Appointment

In connection with the appointment of Scott Ouellet as Senior Vice President, Manufacturing and Supply Chain, the Compensation Committee of the Board of Directors approved an inducement award, in accordance with Nasdaq Listing Rule 5635(c)(4), to Mr. Ouellet, granted on September 18, 2023, consisting of an aggregate of 19,591 restricted stock units (“RSUs”). The RSUs were granted as an inducement material to Mr. Ouellet’s acceptance of employment as Senior Vice President, Manufacturing and Supply Chain, and were granted outside of the Company’s 2007 Equity Incentive Plan (as amended and restated). Mr. Ouellet was terminated in June 2024 and forfeited the RSUs.

The issuance of the above securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing/ Effective Date	Filed Herewith

2.1	Asset Purchase Agreement, dated May 1, 2023, by and among U-Swirl International, Inc., a Nevada corporation, U Swirl, LLC, a Delaware limited liability company, and Rocky Mountain Chocolate Factory, Inc., a Delaware corporation	8-K	001-36865	2.1	May 4, 2023

3.1	Amended and Restated Certificate of Incorporation of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation	8-K12G3	001-36865	3.1	March 2, 2015

3.2	Third Amended and Restated Bylaws of Rocky Mountain Chocolate Factory, Inc.	8-K	001-36865	3.1	September 12, 2023

4.1	Description of Securities	10-K	001-36865	4.1	June 13, 2024

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1*	Form of Employment Agreement (Officers)	10-K	000-14749	10.1	February 28, 2007

10.2	Form of Franchise Agreement for Rocky Mountain Chocolate Factory	10-Q	000-14749	10.1	May 31, 2010

10.3*	Rocky Mountain Chocolate Factory, Inc. 2007 Equity Incentive Plan (as Amended and Restated)	8-K	001-36865	10.1	September 18, 2020

10.4*	Form of Indemnification Agreement (Directors)	10-K	000-14749	10.7	February 28, 2007

10.5*	Form of Indemnification Agreement (Officers)	10-K	000-14749	10.8	February 28, 2007

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing/ Effective Date	Filed Herewith

10.6	Master License Agreement, dated August 17, 2009, between Kahala Franchise Corp. and Rocky Mountain Chocolate Factory, Inc., a Colorado corporation	10-Q	000-14749	10.3	August 31, 2009

10.7	Credit Agreement, dated October 13, 2021, between Wells Fargo Bank, National Association and Rocky Mountain Chocolate Factory, Inc.	8-K	001-36865	10.3	October 6, 2022

10.8	First Amendment to Credit Agreement, dated September 26, 2022, between Wells Fargo Bank, National Association and Rocky Mountain Chocolate Factory, Inc.	8-K	001-36865	10.1	October 6, 2022

10.9	Second Amendment to Credit Agreement, dated September 20, 2023 by and between Wells Fargo Bank, National Association and Rocky Mountain Chocolate Factory, Inc.	8-K	001-36865	10.1	October 3, 2023

10.10	Revolving Line of Credit Note, dated September 28, 2023, between Wells Fargo Bank, National Association and Rocky Mountain Chocolate Factory, Inc.	8-K	001-36865	10.2	October 3, 2023

10.11	Settlement and Release Agreement, dated December 14, 2022, between Bradley L. Radoff, Andrew T. Berger, AB Value Management LLC, Mary Bradley and Rocky Mountain Chocolate Factory, Inc.	8-K	001-36865	10.1	December 16, 2022

10.12*	Offer Letter, dated May 3, 2022, between Rocky Mountain Chocolate Factory, Inc. and Robert J. Sarlls.	8-K	001-36865	10.1	May 6, 2023

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing/ Effective Date	Filed Herewith

10.13*	Retirement Agreement and General Release, dated May 3, 2023, between Rocky Mountain Chocolate Factory, Inc., a Delaware Corporation, and Gregory L. Pope	8-K	001-36865	10.1	May 8, 2023

10.14*	Offer Letter, dated July 15, 2022, between Rocky Mountain Chocolate Factory, Inc. and Allen Arroyo	8-K	001-36865	10.1	June 21, 2022

10.15	Secured Promissory Note, dated May 1, 2023, by and between U Swirl, LLC, a Delaware limited liability company, and U-Swirl International, Inc., a Nevada corporation	8-K	001-36865	10.1	May 4, 2023

10.16	Security Agreement, dated May 1, 2023, by and among U-Swirl International, Inc., a Nevada corporation, Bob Partners X, LLC, a Delaware limited liability company, U Swirl, LLC, a Delaware limited liability company, U Swirl Franchising LLC, a Delaware limited liability company, and U Swirl Gift Card LLC	8-K	001-36865	10.2	May 4, 2023

10.17	Pledge Agreement, dated May 1, 2023, by and among, U Swirl, LLC, a Delaware limited liability company, U-Swirl International, Inc., a Nevada corporation, Bob Partners X, LLC, a Delaware limited liability company, and certain persons named therein	8-K	001-36865	10.3	May 4, 2023

10.18	Waiver and Consent, dated August 3, 2023, to Settlement Agreement and Release	8-K	001-36865	10.1	August 7, 2023

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing/ Effective Date	Filed Herewith

10.19	Covenant Breach Waiver, dated January 22, 2024, issued by Wells Fargo Bank, N.A.,	8-K	001-36865	10.1	January 26, 2024

10.20*	Offer Letter, dated March 25, 2024, by and between Rocky Mountain Chocolate Factory, Inc. and Starlette B. Johnson	8-K	001-36865	10.1	March 28, 2024

10.21*	Separation Agreement, dated January 27, 2024, by and between Rocky Mountain Chocolate Factory, Inc. and Robert J. Sarlls	10-K	001-36865	10.21	June 13, 2024

10.22	Promissory Note and Security Assignment and Assumption Agreement, dated as of July 26, 2024, by and between the Company and Isaac Lee Collins, LLC	8-K	001-36865	10.1	July 31, 2024

10.23*	Securities Purchase Agreement, dated as of August 5, 2024, by and among Rocky Mountain Chocolate Factory, Inc. and certain purchasers thereto	8-K	001-36865	10.1	August 6, 2024

10.24*	Registration Rights Agreement dated as of August 5, 2024, by and among Rocky Mountain Chocolate Factory, Inc. and certain purchasers thereto	8-K	001-36865	10.2	August 6, 2024

21.1	Subsidiaries of the Registrant	Form 10-K	001-36865	21.1	June 13, 2024

23.1**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.01)

23.2	Consent of CohnReznick, LLP					X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing/ Effective Date	Filed Herewith

23.3	Consent of Plante & Moran, PLLC					X

24.1	Power of Attorney - Power of Attorney (Included on Signature Page)					X

107	Filing Fee Table					X

*	Indicates a management contract or compensatory plan, contract or arrangement in which any Director or any Executive Officer participates.
**	To be filed by amendment.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durango, State of Colorado on September 5, 2024.

Rocky Mountain Chocolate Factory, Inc.

By:	/s/ Jeffrey R. Geygan
Jeffrey R. Geygan
Interim Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Jeffrey R. Geygan or Carrie E. Cass as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey R. Geygan	Interim Chief Executive Officer and Director	September 5, 2024
Jeffrey R. Geygan	(Principal Executive Officer)

/s/ Carrie E. Cass	Chief Financial Officer	September 5, 2024
Carrie E. Cass	(Principal Financial and Accounting Officer)

/s/ Starlette B. Johnson	Chair of the Board of Directors	September 5, 2024
Starlette B. Johnson

/s/ Charles B. Arnold	Director	September 5, 2024
Charles B. Arnold

/s/ Steven L. Craig	Director	September 5, 2024
Steven L. Craig

/s/ Mark O. Riegel	Director	September 5, 2024
Mark O. Riegel